Exhibit 10.33

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

FIRST AMENDMENT TO COLLABORATION AND LICENSEAGREEMENT

This First Amendment to Collaboration and License Agreement (the “First Amendment”), effective May 20, 2025 (“First Amendment Effective Date”), serves to amend the Collaboration and License Agreement, effective December 17, 2020 (the “Agreement”) by and between Mereo BioPharma 3 Limited, a corporation with a place of business at 1 Cavendish Place, London, W1G 0QF, United Kingdom (“Mereo”) and Ultragenyx Pharmaceutical Inc., a Delaware corporation having a place of business at 60 Leveroni Court, Novato, CA 94949 (“UGNX”). All capitalized terms shall take their meaning from the Agreement unless defined herein. UGNX and Mereo are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, the Parties, for their mutual benefit, now desire to revise the Agreement to include additional provisions to address importation of Licensed Product and to revise certain definitions relating to upstream agreements with Novartis;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Section 1.115 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 1.115 [***]

2.
Section 1.118 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 1.118 [***]

3.
Section 7.3 of the Agreement is hereby deleted and replaced with the following:

“7.3 No Diversion.

(a)
To the extent permitted by applicable Laws, each Party shall implement a commercially reasonable system in accordance with standards in the biopharmaceutical rare disease industry to manage and monitor its inventory and distribution of commercially sold (pre- or post- Marketing Approval) Licensed Product (“Supply Integrity Program”), including complying with all inventory management obligations set forth in the manufacturing and supply agreement entered into between UGNX and Mereo, effective December 20, 2024 (the “Manufacturing and Supply Agreement”). As part of each Party’s Supply Integrity Program, each Party (including its Affiliates) shall use Commercially Reasonable Efforts:
(i)
not to export, distribute, market, promote, offer for sale or sell the Licensed Product outside its territory (for Mereo, the Mereo Territory and for UGNX, the UGNX Territory);
(ii)
not to distribute, market, promote, offer for sale or sell the Licensed Product to any Third Party inside its territory (for Mereo, the Mereo Territory and for UGNX, the UGNX Territory) that such Party is aware is reasonably likely to directly or indirectly distribute, market, promote, offer for sale or sell the Licensed Product in the other Party’s territory; and
(iii)
to cause its Associated Parties to implement commercially reasonable measures to prevent the activities in (i) and (ii) above from occurring, and to include a legally binding commitment in agreements with such Associated Parties that such Associated Party will not engage in the activities set forth in (i) or (ii) above.
(b)
Without limiting the foregoing, to the extent permitted by applicable Laws, each Party shall, in connection with marketing, selling or otherwise distributing the Licensed Product in its respective territory (for Mereo, the Mereo Territory and for UGNX, the UGNX Territory), itself as the Selling Party shall, and shall use Commercially Reasonable Efforts to require any subcontractor, distributor or wholesaler with which the Selling Party enters into a contract in respect of the Licensed Product, (“Associated Party”) to: (i) provide a bona fide estimate of the demand for the Licensed Product in their respective country(ies) in the territory (for Mereo, the Mereo Territory and for UGNX, the UGNX Territory); (ii) promptly (and in any event within ten (10) business days) notify the other Party in writing if a Selling Party, or any Associated Party receives an order for the Licensed Product from a Third Party in the other Party’s territory (for Mereo, the Mereo Territory and for UGNX, the UGNX Territory); and similarly to notify the other Party should either Party be made aware that a sale of Licensed Product has been made to a Third Party in the other Party’s territory; (iii) promptly (and in any event within ten (10) business days) notify the other Party in writing if either Party becomes aware that it has breached its obligations with respect to its Supply Integrity Program, or that any of its Associated Parties has breached their obligations under their agreement with the relevant Party, with respect to activities described in Section 7.3(a)(iii); (iv) provide regular reports, including quantities, lot numbers, date and customer name in addition to requirements set forth in the Manufacturing and Supply Agreement and any other information that may be agreed by the Selling Parties in relation to sales of Licensed Products; and (v) include in the agreement between such Associated Party on the one hand, and each of their customers on the other hand, provisions that would
a.
restrict such customers to marketing, selling or otherwise distributing the Licensed Product solely within such Party’s territory (for Mereo, the Mereo Territory and for UGNX, the UGNX Territory) (or a subset of that territory, as applicable) and prohibit such activities outside such Party’s territory (for Mereo, the Mereo Territory and for UGNX, the UGNX Territory),
b.
require such customers to promptly cooperate with the relevant Selling Party for its territory (for Mereo, the Mereo Territory and for UGNX, the UGNX Territory) in investigating the origin of the Licensed Product in its possession, including providing information regarding lot numbers.
(c)
To the extent permitted by applicable Laws, Parties shall coordinate and agree on other measures to implement the intent of Section 7.3(a) and Section 7.3(b).
(d)
[***]

4.
Schedule 7.3 is hereby added to the Agreement.

5.
Miscellaneous.
a.
Conflicting Terms. Except as expressly set forth herein, all provisions of the Agreement, including each Party’s responsibilities to deliver reports in connection with the royalty payments and the timing of royalty payments, remain in full force and effect.
b.
Governing Law. This First Amendment and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws provision thereof.
c.
Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This First Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

This First Amendment to the Collaboration and License Agreement is executed by the authorized representatives of the Parties as of the First Amendment Effective Date.

Ultragenyx Pharmaceutical Inc.	MEREO BIOPHARMA 3 LIMITED
/s/Vimal Srivastava	/s/ Denise Scots-Knight
Name Vimal Srivastava	Name / Denise Scots-Knight
Title SVP BD and Alliance Management	Title Chief Executive Officer

Exhibit 7.3

[OMITTED]